                              Z-SEVEN FUND, INC.
                            2651 W. GUADALUPE ROAD
                                 SUITE B-233
                               MESA, AZ  85202
                                (602) 897-6214
                            _____________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 8, 1997
                            _____________________


To the Shareholders of the Z-Seven Fund, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of the Z-SEVEN FUND, INC. (the "Fund"), a Maryland corporation, will be held at the offices of KPMG Peat Marwick LLP, One Arizona Center, Suite 1100, 400 E. Van Buren, Phoenix, Arizona on December 8, 1997, at 9:30 A.M. (Mountain Standard
Time)  for  the  following  purposes:

     1) To consider and to act upon the election of four Directors for a term of one year until the next Annual Meeting or until their successors have been duly elected and qualified;

     2) To approve the selection by the Board of Directors of KPMG Peat Marwick LLP as independent public accountants for the Fund for the fiscal year ending December 31, 1997; and,

     3) To transact such business as may properly come before the meeting or at any adjournment thereof.

     Shareholders of record at the close of business on October 27, 1997, are entitled to notice of, and to vote at, the meeting, including any adjournment thereof. Shareholders are urged to mark, date, sign and return the enclosed form of proxy at their earliest convenience so that a quorum will be present and a maximum number of shares may be voted.


                              By Order of the Board of Directors,



                              Carol Foster Kahanek
                              Secretary

Dated: November 10, 1997

                              Z-SEVEN FUND, INC.
                            2651 W. GUADALUPE ROAD
                                 SUITE B-233
                               MESA, AZ  85202
                                (602) 897-6214
                             __________________

                               PROXY STATEMENT
                             __________________

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 8, 1997

     This statement is furnished in connection with the solicitation of the accompanying proxy by the Z-Seven Fund, Inc. (the "Fund"), a Maryland corporation, for use at the Annual Meeting of Shareholders of the Fund to be held December 8, 1997, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying form of Proxy will be given or mailed to shareholders on or about November 10, 1997.
     If the enclosed proxy form is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted: (i) for the nominees of the Board of Directors of the Fund in the election of directors; and (ii) in favor of the selection of the independent accountants for the Fund. Any proxy may be revoked at any time prior to its exercise by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.
     The Board of Directors has fixed the close of business on October 27, 1997, as the record date for the determination of shareholders entitled to notice of, and vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that day will be entitled to vote.
     As of October 9, 1997, there were issued and outstanding 1,354,517 shares of Common Stock. Each share of Common Stock is entitled to one vote. There is no provision for cumulative voting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. An abstention by a shareholder, either by proxy or by vote in person at the Meeting, has the same effect as a negative vote. Shares held by a broker or other fiduciary as record owner for the account of the beneficial owner are counted toward the required quorum if the beneficial owner has executed and timely delivered the necessary instructions for the broker to vote the shares or if the broker has and exercises discretionary voting power. Where the broker or fiduciary does not receive instructions from the beneficial owner and does not have discretionary voting power as to one or more issues before the Meeting, but grants a proxy for or votes such shares, they will be counted toward the required quorum but will have the effect of a negative vote on any proposals on which it does not vote. In accordance with Maryland law, shares held by two or more persons (whether as joint tenants, cofiduciaries or otherwise) will be voted as follows: unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Fund: (1) if only one votes, the vote will bind all; (2) if more than one vote, the vote of the majority will bind all; and (3) if more than one vote and the vote is evenly divided, the shares will be voted in accordance with the determination of a majority of such persons and any person appointed to act by a court of competent jurisdiction, or, in the absence of such appointment, the vote will be cast proportionately.
     If, by the time scheduled for the meeting, a quorum is not present, or if a quorum is present but sufficient votes in favor of any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one of more adjournments of the meeting to permit further solicitation of proxies. If a quorum is present, votes will be taken for the election of directors and on any proposal or proposals as to which there are sufficient votes for approval; and the remaining proposal or proposals may be considered at an adjourned meeting or meetings. No adjournment will be for a period ending later than February 8, 1998. Any such adjournment will require the affirmative vote of a majority of shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all proposals to be considered at the adjourned meeting.
     The Annual Report of the Fund for the fiscal year ended December 31, 1996, including audited financial statements and the Semi-Annual Report for the period ended June 30, 1997, were mailed to stockholders of record at the close of business on February 28, 1997, and August 25, 1997, respectively. The Fund will furnish, without charge, a copy of the Annual Report and the Semi-Annual Report to a shareholder upon request to the address or phone number listed above.
     The  cost  of  solicitation of proxies will be paid by the Fund.  Persons holding stock as nominees will be reimbursed, upon request, for their reasonable expenses in sending or forwarding solicitation material to the principals of the accounts. In addition to the solicitation of proxies by mail, directors and officers of the Fund may solicit proxies in person or by telephone.
     As of October 9, 1997, the following persons owned of record, or beneficially, 5% or more of the outstanding shares of the Fund:


      NAME AND ADDRESS OF BENEFICIAL OWNER  NUMBER OF SHARES   PERCENT OF CLASS
      ------------------------------------  -----------------  -----------------

      Sir John M. Templeton                 349,105            25.77 (1)
      P.O. Box 7759
      Lyford Cay, Nassau, Bahamas

      Barry Ziskin                          311,257            22.98 (2)
      2302 W. Monterey Circle
      Mesa, AZ  85202

      Thomas W. Lee                          82,832             6.12 (3)
      130 - 10th Street
      San Francisco, CA  94103

     (1)  Agape  Co., S.A. owns 349,105 shares. Agape Co., S.A. is indirectly controlled by Sir
John  Templeton.   The shares were issued to Agape in a private placement in December, 1992.  The
Fund  is  obligated  to  register these shares for sale in the open market upon Agape's request.
Agape has requested that the Fund repurchase these shares as an alternative to registration.  The
Fund  agreed,  subject  to  regulatory  approval, to repurchase the Agape shares over an 18-month period  after  the  date of such regulatory approval, at a price of one-half of one percent below the  net  asset  value  at  the  time  of  each  repurchase.  On July 31, 1997, the Fund filed an application  with  the  Securities  and  Exchange  Commission  seeking  the  necessary regulatory approval.
     (2)  The  shares shown include 195,801 shares owned by Ziskin Asset Management, Inc., of which  Mr. Ziskin is sole shareholder; 26,600 shares owned by TOP Fund Management, Inc., of which
Mr.  Ziskin  is  sole shareholder; 300 shares owned by The Opportunity Prospector, Ltd., of which
Mr.  Ziskin  is sole shareholder; and 36,002 shares owned by Ziskin Asset Management, Inc. Profit
Sharing  Plan,  of  which  Mr.  Ziskin  is  Trustee.
     (3)  The shares held by Mr. Lee, who is an Officer and Director of Red Cart Market, Inc. and
President  of  The  San  Francisco Advertiser, include:  25,025 shares owned by The San Francisco
Advertiser; 21,750 shares owned by Red Cart Market, Inc. Profit Sharing Plan; 14,357 shares owned by  The  Lee  Investment  Partnership; 15,500 shares owned by The San Francisco Advertiser Profit
Sharing  Plan,  of  which  Mr. Lee is a Trustee; and 1,600 shares owned by Red Cart Market , Inc.
D.B.A.  Pet  Club  Profit  Sharing  Plan.

                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

     The individuals named in the following table have been nominated by the Fund's Board of Directors for election as directors, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Each of the nominees is a member of the current Board of Directors of the Fund, has consented to his or her nomination and has agreed to serve if elected. The Board has set the number of directors of the Fund at four and no vacancy exists at this time. IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR ALL THE NOMINEES. If for any reason, any nominee should not be available for election or able to serve as a director, the proxies will exercise their voting power in favor of such substitute nominees, if any, as the Board of Directors of the Fund may designate. The Fund has no reason to believe that it will be necessary to designate a substitute nominee. The Directors will be elected by a plurality of all votes cast at the meeting.


                                                                                           Shares of
                                                                                          Common Stock
                           Positions Held  Principal Occupation                 Director  Beneficially
Name (age)                 With Fund       During Past 5 Years                   Since       Owned      % of Class
-------------------------  --------------  -----------------------------------  --------  ------------  -----------
Thomas W. Lee (57)         Director        President, The  San Francisco        3/01/96    82,832          6.12 (3)
130 - 10th Street                          Advertiser (1970-Present);
San Francisco, CA  94103                   Director and Officer Red Cart
                                           Market Inc. D.B.A. Pet Club
                                           (1965-Present)

Dr. Jeffrey Shuster (45)   Director        President & CEO,                     3/16/86       300                **
32 East Ridge Court                        Jeffrey Shuster, DDS, PC
Cheshire, CT 06410                         A Professional Corporation
                                           (1981-present)

*Barry Ziskin (45) (2)     Director,       President, Ziskin Asset              9/16/83   311,257         22.98 (3)
2302 W. Monterey Circle    President       Management, Inc. (1975-
Mesa, AZ  85202                            present); President, TOP
                                           Fund Management, Inc.

*Rochelle Ziskin (43) (1)  Director        Assistant Professor,                 4/08/85     8,800                **
5119 Wyandotte, #3 South                   Univ. of Missouri-
Kansas City, MO 64112                      Kansas City (1994-present);
                                           J.P. Getty Fellow,
                                           (1993-94) Visiting Assistant
                                           Professor, Univ. of Oregon (1993);
                                           Ph.D., Harvard Univ. (1985-1992)

**     Less  than  1%
*      Nominees  considered  "Interested  Persons"  of  the  Fund
(1)    Ms.  Ziskin  is  the  sister  of  Barry  Ziskin.
(2)    Mr.  Ziskin  is  the  principal  executive  officer  and  only  director  of  the Fund's Investment Adviser.
(3)    Please  see  table  of  5%  or  more  Beneficial  Owners,  Footnotes  2  and  3.

     Directors of the Fund as a group own beneficially 403,189 shares (29.77%) of the outstanding shares. Mr. Ziskin owns 22.98% of the outstanding shares, as follows: Mr. Ziskin is the sole shareholder of Ziskin Asset Management, Inc. which owns approximately 14.5% of the outstanding shares; Mr. Ziskin is the sole shareholder of TOP Fund Management, Inc., the Fund's investment adviser, which owns almost 2% of the outstanding shares; Mr. Ziskin is the sole shareholder of The Opportunity Prospector, Ltd. which owns less than 1% of the outstanding shares; Mr. Ziskin is Trustee for Ziskin Asset Management, Inc. Profit Sharing Plan which owns about 2.7% of the outstanding shares; and Mr. Ziskin personally owns almost 4% of the outstanding shares. Mr. Lee as an individual and through his indirect control of Red Cart Market, Inc., as an Officer and Director, and The San Francisco Advertiser, as President, owns 6.12% of the outstanding shares. Mr. Lee personally owns less than 1% of the outstanding shares. He has shared voting power in and shares beneficial ownership of the following percentages of outstanding shares: The San Francisco Advertiser owns over 1.8%; The San Francisco Advertiser Profit Sharing Plan, of which Mr. Lee is a Trustee, owns over 1.1; over 1.7% is owned by two separate Red Cart Market, Inc. Profit Sharing Plans; and, The Lee Investment Partnership owns about 1%. Other directors each own less than 1% of the total shares outstanding.
     Under an agreement dated December 29, 1983, between the Fund and Ziskin Asset Management, Inc., Mr. Ziskin must vote all shares of the Fund's Common Stock, which he owns directly or indirectly, on each matter presented to the shareholders for their vote, in the same proportion for and against such matters as all outstanding shares owned by other shareholders of the Fund are voted on such matters.
     On January 18, 1996, an action titled "Amanda Kahn and Kimberly Kahn, directly and derivatively on behalf of Z-Seven Fund, Inc. v. Barry Ziskin, TOP Fund Management, Inc., Ziskin Asset Management, Inc., and Z-Seven Fund, Inc., An Nominal Defendant" was filed in the United States District Court In and For the District of Arizona. The complaint alleges that the defendants improperly used funds of Z-Seven Fund, Inc. to promote separate activities of an affiliated Investment Adviser. An arbitration proceeding was held as a part of the litigation. The arbitrator in the proceeding rendered a decision in favor of the defendants (including the Fund) on a major portion of the claim. The plaintiffs have since agreed to dismiss the entire claim in exchange for a release of liability of any claim for attorneys' fees or damages for malicious prosecution.
     The Board of Directors of the Fund has a standing Audit Committee effective August 4, 1988. Members of the Audit Committee are Jeffrey Shuster and Thomas Lee. The Audit Committee has responsibility for recommending independent auditors, approving annual financial statements and assisting the Board of Directors with respect to the review of the adequacy and effectiveness of the Fund's accounting and operating controls.
     During the fiscal year ended December 31, 1996, directors' fees, at a rate of $500 per Board and Committee meeting, and expenses aggregating $11,104 were paid to directors by the Fund. Barry Ziskin, as director of the Fund, receives no remuneration from the Fund, and is also an officer of the Fund's investment adviser. Since the last Annual Meeting of Shareholders and through October 9, 1997, the Board of Directors held five meetings. All members of the Board of Directors attended 75% or more of all Board and Committee meetings combined.

                                  PROPOSAL 2
                                   APPROVAL
                                      OF
                           INDEPENDENT ACCOUNTANTS

     The Board of Directors has directed that there be submitted to the shareholders for approval the selection of KPMG Peat Marwick LLP as independent accountants to report on the Financial Statements of the Fund for the fiscal year ending December 31, 1997. No member of KPMG Peat Marwick LLP has any direct or indirect financial interest in the Fund.
     A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting of Shareholders, and such representative will be given the opportunity to make a statement, and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the outstanding stock is required to approve the selection of independent accountants.

                              INVESTMENT MANAGER

     Investment management services are furnished to the Fund by TOP Fund Management, Inc. (the "Adviser") pursuant to an Investment Advisory Agreement dated February 17, 1987 (the "Agreement"). TOP Fund Management, Inc. has its principal place of business at 2651 W. Guadalupe Road, Suite B-233, Mesa, AZ 85202. The Agreement was approved by a vote of the Fund's shareholders at the Annual Meeting of Shareholders held on January 11, 1988, and is currently in effect until December 31, 1997.
     The Agreement may be continued in effect from year to year, in accordance with its terms, so long as such continuance is approved at least annually by the Board of Directors of the Fund, including a majority of the directors who are not parties to the Agreement or "Interested Parties" (as defined in the Investment Company Act of 1940) of the Adviser or the Fund, or by a vote of a majority of the outstanding voting shares of the Fund.
     The Advisory Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting shares of the Fund.
     Under the Agreement, the Adviser furnishes advice to the Fund with respect to investing in, purchasing and selling securities, stock index futures contracts and options thereon.
     The Agreement expressly provides that the Adviser is not responsible for providing the Fund with office space, equipment or supplies, or persons to perform administrative, clerical or bookkeeping functions on behalf of the Fund. All expenses not assumed by the Adviser are paid by the Fund. Although the Adviser is responsible for compensation of officers and directors, the Agreement provides that the Fund is responsible for compensation of such persons who are not regular members of the Adviser's staff.
     The Agreement provides that the Adviser, at its own expense, shall maintain Key Man Insurance covering Barry Ziskin, in an amount not less than $2,000,000. The policy designates the Fund as beneficiary. The Agreement further provides that the Adviser will not pay or declare dividends on its stock, redeem, purchase or acquire any share of its stock or make distribution or disposition of its assets if its tangible net worth plus that of Ziskin Asset Management, Inc., which guarantees the obligations of the Adviser under the Agreement, would be less than the greater of (i) $1,500,000 or (ii) 10% of the net assets of the Fund as of the last day of the last calendar quarter, but  not  more  than  $2,700,000.
     The Agreement provides that the Adviser will receive a base advisory fee at the rate of .3125% of the Fund's average daily net assets during each calendar quarter (equivalent to 1.25% per annum). The Agreement also provides that the Adviser will receive a bonus or pay the Fund a penalty, depending upon performance relative to the Standard & Poor's Composite Index of 500 Stocks. The bonus or penalty is payable at the end of each calendar quarter and will not exceed 2.5% of the Fund's average daily net assets in any calendar quarter.
     Under an Agreement dated December 29, 1983, the Adviser reimburses the Fund to the extent that the Fund's aggregate annual expenses (including the advisory fee but excluding bonus or penalty payments, interest, taxes, brokerage commissions and expenses related to litigation or indemnification of officers and directors) exceeds 3 1/2% of the Fund's average daily net assets up to $20,000,000 plus 1 1/2% of average daily net assets in excess of $20,000,000. For the fiscal years ended December 31, 1996, 1995, and 1994, the base advisory fees paid to the Adviser were $326,831, $329,328 and $329,938. The bonus paid to the Adviser was $66,384 in 1994 and the penalties received from the Adviser in 1996 and 1995 were $65,366 and $228,874, respectively.
     A copy of the Financial Statements of TOP Fund Management, Inc. and of Ziskin Asset Management, Inc. are included as exhibits to this Proxy Statement.

                             FURTHER INFORMATION

     The sole director of the Adviser is Barry Ziskin. Mr. Ziskin's principal occupation is President of TOP Fund Management, Inc. and Ziskin Asset Management, Inc. The officers of the Adviser are: Barry Ziskin, President and Treasurer; and Carol Foster Kahanek, Secretary. An affiliate of the Adviser is Ziskin Asset Management, Inc., which owns 14.5% of the Fund's voting securities. Mr. Ziskin is the sole stockholder of Ziskin Asset Management, Inc.

                            PORTFOLIO INFORMATION

     The Adviser is responsible for making recommendations to the Fund to buy and sell portfolio securities, to hold assets in cash, to invest in all types of securities and to enter into options on stock indexes, stock index futures contracts and options thereon, and foreign exchange contracts in whatever amounts or proportions the Adviser believes best suited to current and anticipated economic and market conditions consistent with the investment policies and restrictions of the Fund. The Adviser is also responsible for placing orders.
     There is no set formula for allocation of brokerage. The Fund's primary objective in selecting broker-dealers through which the Adviser will effect securities transactions is to obtain the most favorable net results, taking into account various factors, including size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing broker-dealers, the best net price available, and the brokerage and research services they are expected to provide the Fund.
     The Fund may allocate orders to the broker-dealers who provide brokerage or research services to the Fund (as such services are defined in section
28(e) of the Securities and Exchange Act of 1934), and may pay such broker-dealers a commission that is in excess of the commission another qualified broker-dealer would have received if it is determined that the commission is reasonable in relation to the value of the services provided.
     The Fund pays for investment advisory publications or other research, other than advisory fees paid to the Adviser under the terms of the Agreement, with "soft" (i.e. commission) dollars. The research obtained through the Fund's brokerage allocations, whether or not directly useful to the Fund, may be useful to the Adviser in connection with services rendered to the Fund and/or to other accounts managed by the Adviser or by Ziskin Asset Management,
Inc.   Similarly, research obtained by the Adviser may be useful to the Fund.
The Board of Directors, in considering the reasonableness of the brokerage commissions paid by the Fund, will not attempt to allocate, or require the Adviser to allocate the relative cost or benefits to the Fund.
     Futures transactions generally will be effected through those futures commissions merchants ("FCMs") the Fund believes will obtain the most favorable net results. The Fund may allocate futures contract orders to FCMs who provide commodity brokerage research services. The normal operation of the commodities marketplace will require that the FCM have a beneficial interest in any Sub-Custodial account created for the benefit of the Fund.
     For the years 1996, 1995, and 1994, the aggregate amount of commissions paid by the Fund were $238,062, $145,073, and $57,592, respectively. Commissions expressed as a percentage of average daily net assets are as follows: 1996: 0.910; 1995: 0.551; and 1994: 0.218.
     The portfolio turnover rate of the Fund in each of the last three years has been as follows: 1996: 66.35%; 1995: 36.12%; and 1994: 17.45%.

                SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     If a shareholder wishes to present a proposal to be included in the Proxy Statement for the 1998 Annual Meeting of Shareholders, which the Board of Directors anticipates will be held on or about December 11, 1998, such proposal must be submitted in writing and received at the Fund's principal executive office not less than 120 days in advance of November 10, 1998.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Fund's directors and officers and persons who beneficially own more than 10% of a registered class of the Fund's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Copies of all Section 16(a) forms filed by directors, officers and 10% shareholders are required to be provided to the Fund. To the Fund's knowledge, based solely on review of the copies of such reports furnished to the Fund and written representations that no other reports were required, during the most recently completed fiscal year ended December 31, 1996, all
Section 16(a) filing requirements were complied with except Director Thomas W. Lee is late filing a Form 4.

                                OTHER MATTERS

     The Board of Directors knows of no matters as of this date to be presented at the meeting other than those specified in the Proxy Statement. However, if any other matters come before the meeting it is intended that the proxies will vote thereon in their discretion.
     All shareholders are urged to execute, date and return promptly the enclosed Form of Proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

                              By Order of the Board of Directors,




                              Carol Foster Kahanek
                              Secretary

Dated: November 10, 1997
Mesa, Arizona

                       INDEPENDENT ACCOUNTANTS' REPORT




Board of Directors
TOP Fund Management, Inc.
Mesa, Arizona

We have audited the accompanying balance sheet of TOP Fund Management, Inc. (a New York corporation) as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of TOP Fund Management, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.



SECORE & NIEDZIALEK, P.C.

March 17, 1997


TOP FUND MANAGEMENT, INC.
Balance Sheet
December 31, 1996


Assets
----------------------------------------------------
Current assets:
  Cash and cash equivalents                             $ 99,168
  Dividend receivable (Notes A and C)                     54,384
  Due from affiliate (Note B)                             16,305
  Note receivable from shareholder (Note B)               25,000
  Other current assets                                     1,165
                                                        ---------
    Total current assets                                 196,022

Office equipment, net (Note A)                               221

Investments (Notes A and C)                              545,300
                                                        ---------

Total assets                                            $741,543
                                                        =========

Liabilities and Shareholder's Equity
----------------------------------------------------
Current liabilities:
  Due to affiliate (Note B)                             $140,625
  Accrued expenses                                        10,718
                                                        ---------
    Total current liabilities                            151,343

Note payable to affiliate (Note B)                       371,500
                                                        ---------
    Total liabilities                                    522,843
                                                        ---------

Shareholder's equity:
  Common shares, no par value; 200 shares authorized,
    10 shares issued and outstanding                       1,100
  Retained earnings (Note D)                             233,485
  Unrealized loss on investments (Notes A, C and D)      (15,885)
                                                        ---------
    Total shareholder's equity                           218,700
                                                        ---------

Total liabilities and shareholder's equity              $741,543
                                                        =========

Commitments and contingencies (Notes B and E)


                           See accountants' report.
                 The accompanying notes are an integral part
                         of this financial statement.

                          TOP FUND MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

TOP Fund Management, Inc. (TFM), organized under the laws of the state of New York, is a registered investment advisor which manages the portfolio of the Z-Seven Fund, Inc. (the Fund), a registered investment company. The objective of the Fund is long-term capital appreciation through investment, primarily in common stocks and securities immediately convertible into common stock, believed by TFM to have significant growth potential. TFM at no time has custody or possession of the Fund's portfolio, but rather is authorized by the Fund to make trades on its behalf in the Fund's account.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Office Equipment

Office equipment is stated net of depreciation. At December 31, 1996, the total cost was $2,655 with accumulated depreciation of $2,434. Depreciation is computed using the straight line method based on the estimated useful life of the related asset of 3 years.

Investments

The Company classifies its marketable equity securities as available for sale. These securities are carried in the financial statements at fair value. Realized gains and losses are included in earnings, and unrealized gains and losses are reported as a separate component of shareholder's equity. Dividend income is recorded on the ex-dividend date.

Income taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the shareholder is liable for individual federal and state income taxes on the Company's taxable income. As a result, no provision or liability for federal or state income taxes has been included in the financial statements.



                           See accountants' report.

                          TOP FUND MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)

NOTE B - RELATED PARTY TRANSACTIONS

Investment Advisory Agreement

TFM has entered into an Investment Advisory Agreement (the Agreement) with the Fund. The Agreement provides for a base management fee equal to .3125% per quarter (equivalent to 1.25% per annum) of the average daily net assets of the Fund.

In addition to such base management fee, TFM will receive a bonus for extraordinary performance (change in net asset value) or pay a penalty for under performance. The bonus/penalty performance arrangement uses the S&P Index of 500 Composite Stocks (S&P 500 Index) as a measure of performance against which the performance of the Fund will be measured. The bonus or penalty is payable at the end of each calendar quarter and will not exceed 2.5% of the average daily net assets in the calendar quarter.

The performance penalty fee can exceed the base management fee. Furthermore, the bonus/penalty arrangement will not become operative unless the performance of the Fund exceeds, either positively or negatively, the S&P 500 Index percentage change during the same period of time by more than 10.0%. At December 31, 1996, the Fund owes TFM a net $16,305 comprised of $65,366 owed to the Fund in penalties as determined by the bonus/penalty arrangement and $81,671 due to TFM in base management fees.

The Agreement also provides that if the Fund's expenses on an annual basis (including the base management fee, but excluding any bonus or penalty payments, taxes, interest, brokerage commission and certain litigation expenses) exceed 3.5% of the average daily net assets of the Fund up to $20 million plus 1.5% of the average daily net assets in excess of $20 million, TFM shall reimburse the Fund annually for any such excess expenses up to the aggregate amount of the basic advisory fee. For the year ended December 31, 1996, there were no excess expenses required to be reimbursed.

Affiliates

Ziskin Asset Management, Inc. (ZAM), an affiliated company has guaranteed and pledged stock to the Fund to cover any penalty or expenses incurred under the Agreement with the Fund. At December 31, 1996, TFM has an 8% note payable totaling $371,500 to ZAM for business expenses and working capital advanced by ZAM in the current and prior years. In addition, the Agreement has several covenants, among them, that ZAM and TFM agree not to declare or pay any dividends or make any other distribution of their common stock unless the combined tangible net worth of the companies is not less than the greater of
(i) $1,500,000 or (ii) 10% of the net assets of the Fund, as of the last day of the most recently ended fiscal quarter, but not more than $2,700,000. At December 31, 1996, the net assets of the Fund were approximately $22,840,000. TFM and ZAM were in compliance with all covenants at December 31, 1996.



                           See accountants' report.

                          TOP FUND MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)

NOTE B - RELATED PARTY TRANSACTIONS (CONTINUED)

Affiliates (Continued)

The Opportunity Prospector, Ltd. (TOP), which has the same ownership as TFM, receives fees from TFM for services rendered regarding research of foreign securities. At December 31, 1996, TFM owes $140,625 to TOP for these research fees.

The sole shareholder of TFM is also a Director and the President of the Fund, and sole shareholder of both ZAM and TOP. The Company and ZAM have co-guaranteed a $400,000 personal loan on behalf of their sole shareholder. The note is further collateralized by 210,400 shares of the Fund, of which 26,600 shares are owned by TFM and 183,800 shares are owned by ZAM. The Company has a $25,000 note receivable from the shareholder, with interest at 8% per annum.

NOTE C - INVESTMENTS

The Company owns 26,600 shares of Z-Seven Fund, Inc. These shares have an original cost of $561,185 and a fair market value of $545,300 at December 31, 1996. The unrealized loss for these equity securities at December 31, 1996, was $15,885. The Company has pledged these shares as collateral for a personal loan of the sole shareholder of the Company as described in Note B. In December 1996, the Fund declared a $2.99 dividend payable to shareholders of record on December 20, 1996, to be paid on December 31, 1996, of which $54,384 was received during January 1997.

NOTE D - RETAINED EARNINGS AND UNREALIZED GAIN (LOSS) ON INVESTMENTS

Changes in retained earnings for 1996 are as follows:
  Balance, at beginning of year                                              $ 278,888

  Distribution to shareholder                                                 (136,900)

  Net income                                                                    91,497
                                                                             ----------
  Balance, at end of year                                                    $ 233,485
                                                                             ==========
Changes in unrealized gain (loss) on investments for 1996 are as follows:

  Balance, at beginning of year                                              $  30,665

  Unrealized loss incurred                                                     (46,550)
                                                                             ----------
  Balance, at end of year                                                    $ (15,885)
                                                                             ==========

                           See accountants' report.

                          TOP FUND MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)


NOTE E - LITIGATION

On January 18, 1996, an action titled "Amanda Kahn and Kimberly Kahn, directly and derivatively on behalf of Z-Seven Fund, Inc. v. Ziskin Asset Management, Inc., Top Fund Management, Inc., Barry Ziskin (their sole shareholder), and Z-Seven Fund, Inc., a nominal defendant" was filed in the United States District Court in Arizona. The complaint alleges that the defendants improperly used funds of Z-Seven Fund, Inc., to promote separate activities of ZAM. The plaintiffs sought unspecified money damages. An answer was filed denying the validity of the allegations and the Company vigorously defended against the allegations. An arbitration proceeding was held as part of the litigation. The plaintiffs have since offered to dismiss the entire claim in exchange for a release of liability of any claim.











                           See accountants' report.

                       INDEPENDENT ACCOUNTANTS' REPORT




Board of Directors
Ziskin Asset Management, Inc.
Mesa, Arizona

We have audited the accompanying balance sheet of Ziskin Asset Management, Inc. (a New York corporation) as of December 31, 1996. This financial
statement  is  the  responsibility  of  the  Company's  management.    Our
responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Ziskin Asset Management, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.



SECORE & NIEDZIALEK, P.C.

March 17, 1997


ZISKIN ASSET MANAGEMENT, INC.
Balance Sheet
December 31, 1996


Assets
------------------------------------------------------
Current assets:
  Cash and cash equivalents                               $    430,383
  Accounts receivable (Note A)                                  36,602
  Dividend receivable (Notes A and C)                           43,029
  Deferred income tax assets (Notes A and D)                    68,000
  Other                                                         12,521
                                                          ------------
    Total current assets                                       590,535

Office equipment, net (Note A)                                     221
Note receivable from affiliate (Note B)                        306,500
Investments (Notes A, B and C)                               4,013,921
                                                          ------------
Total assets                                              $  4,911,177
                                                          ============
Liabilities and Shareholder's Equity
------------------------------------------------------
Current liabilities:
  Accounts payable                                        $     19,829
  Unearned portfolio fees (Note A)                             177,945
  Due to affiliate (Note B)                                    321,875
                                                          ------------
    Total current liabilities                                  519,649

Unearned subscription revenues (Note A)                         62,000
Deferred income taxes (Notes A and D)                           95,000
                                                          ------------
    Total liabilities                                          676,649
                                                          ------------
Shareholder's equity:
  Common shares, no par value; 200 shares authorized,
    100 shares issued and outstanding                            1,500
  Additional paid in capital                                     6,191
  Retained earnings (Note E)                                 3,600,379
  Unrealized gain on investments, net (Notes A, C and E)       626,458
                                                          ------------
    Total shareholder's equity                               4,234,528
                                                          ------------
Total liabilities and shareholder's equity                $  4,911,177
                                                          ============

Commitments and contingencies (Notes B and F)


                           See accountants' report.
                 The accompanying notes are an integral part
                         of this financial statement.

                        ZISKIN ASSET MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ziskin Asset Management, Inc. (ZAM), organized under the laws of the state of New York, is a registered investment advisor which manages accounts for various individuals and institutions on a discretionary basis for a fee. The objective of such accounts is long-term capital appreciation through investment, primarily in common stocks and securities immediately convertible into common stock, believed by ZAM to have significant growth potential. ZAM at no time has custody or possession of the clients' funds or securities, except for prepaid investment fees, but rather is authorized by the clients to
make  investments  on  their  behalf  in  their    accounts.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Accounts Receivable

The Company uses the allowance method to provide a reserve for uncollectible accounts receivable. Uncollectible accounts are charged to the allowance account when incurred. Management believes the allowance is sufficient for any uncollectible amounts. The allowance for doubtful accounts at December 31, 1996, was $-0-.

Revenue  Recognition

Investment management fees are recognized as the related services are performed.

Office Equipment

Office equipment is stated net of depreciation. At December 31, 1996, the total cost was $9,550 with accumulated depreciation of $9,329. Depreciation is computed using the straight line method based on the estimated useful lives of the related assets of 3 years.

Investments

The Company classifies its marketable equity securities as available for sale. These securities are carried in the financial statements at fair value. Realized gains and losses are included in earnings, and unrealized gains and losses, net of income taxes, are reported as a separate component of shareholder's equity. Dividend income is recorded on the ex-dividend date.





                           See accountants' report.

                        ZISKIN ASSET MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)

NOTE A - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
            (CONTINUED)

Unearned Portfolio Fees

Unearned portfolio fees represents annual advance fees paid by clients. These fees are recognized as revenue based on the annual account performance when the clients' investment portfolios increase in value. If the investment portfolios decrease in value, the unearned advance fees are refunded.

Unearned Subscription Revenues

In prior years, the Company published and distributed, for a fee, an investment newsletter. The newsletter was discontinued and the amounts shown represent unearned revenues. The Company is currently negotiating with these subscribers, with the possibility of offering other services in satisfaction of the revenues collected.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to unrealized gains on investments (not recognized for income tax purposes until the investments are disposed) and certain accrued expenses (not deductible for income tax purposes until paid). The deferred tax assets and liabilities represent the future tax consequences of these differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Profit Sharing Plan

The Company maintains a profit sharing plan covering all eligible full time employees. Contributions to the plan are at the discretion of the Board of Directors. As of December 31, 1996, all contributions to the plan have been fully funded.


                           See accountants' report.

                        ZISKIN ASSET MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)

NOTE B - RELATED PARTY TRANSACTIONS

Under the Guarantee and Pledge Agreement (the Guarantee) that the Company has with the Z-Seven Fund, Inc. (the Fund), ZAM has guaranteed to pay any penalties and expenses incurred by TOP Fund Management, Inc. (TFM), an affiliated company, which could be created under TFM's advisory agreement with the Fund. Additionally, the Company has pledged marketable equity securities (Note C) as collateral under the Guarantee.

The Guarantee has several covenants, among them, that ZAM and TFM agree not to declare or pay any dividends or make any other distribution of their common stock unless the combined tangible net worth of the companies is not less than the greater of (i) $1,500,000 or (ii) 10% of the net assets of the Fund, as of the last day of the most recently ended fiscal quarter, but not more than $2,700,000. At December 31, 1996, the net assets of the Fund were approximately $22,840,000. ZAM and TFM were in compliance with all covenants at December 31, 1996.

At December 31, 1996, the Company has an 8% note receivable from TFM totaling $371,500 offset by a reserve of $65,000. This advance represents business expenses and working capital advanced by ZAM on behalf of TFM in current and prior years.

The Opportunity Prospector, Ltd. (TOP), an affiliated company, is owed $321,875 at December 31, 1996, by the Company for services rendered in current and prior years regarding research on foreign securities.

The  Company  subleases  office space from the Fund on a month to month basis.

The sole shareholder of ZAM is also a Director and the President of the Fund, and sole shareholder of both TFM and TOP. The Company and TFM have co-guaranteed a $400,000 personal bank loan on behalf of their sole shareholder. This note is further collateralized by 210,400 shares of the Fund, of which 183,800 shares are owned by ZAM and 26,600 shares are owned by TFM.

NOTE C - INVESTMENTS

Investments which the Company has classified as available for sale securities, consist of 195,801 shares of the Z-Seven Fund, Inc. These shares have an original cost of $3,267,908 and a fair market value of $4,013,921. The unrealized gain, net of deferred income taxes for these equity securities at December 31, 1996, was $626,458. ZAM has pledged 10,950 shares as collateral under a guarantee agreement with the Fund, as described in Note B. In December 1996, the Z-Seven Fund, Inc. declared a $2.99 dividend payable to shareholders of record on December 20, 1996, to be paid on December 31, 1996, of which $43,029 was received during January 1997.



                           See accountants' report.

                        ZISKIN ASSET MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)


NOTE D - INCOME TAXES

  The Company's total deferred tax assets and liabilities are as follows:
    Total deferred tax assets                                                         $ 68,000

    Less valuation allowance                                                                 -

    Total deferred tax liabilities                                                     (95,000)
                                                                                      ---------
    Net deferred tax liabilities                                                      $(27,000)
                                                                                      =========
  The net deferred tax assets and liabilities have been presented in the Company's financial statements as follows:

    Current deferred tax assets                                                       $ 68,000

    Noncurrent deferred tax liabilities                                                (95,000)
                                                                                      ---------
    Net deferred tax liabilities                                                      $(27,000)
                                                                                      =========


NOTE E - RETAINED EARNINGS AND UNREALIZED GAIN ON INVESTMENTS

  Changes in retained earnings for 1996 are as follows:
    Balance, at beginning of year                                     $3,432,814

    Net income                                                           167,565
                                                                      -----------
    Balance, at end of year                                           $3,600,379
                                                                      ===========
  Changes in unrealized gain on investments, net,  are as follows:

    Balance, at beginning of year                                     $  832,746

    Unrealized loss incurred                                            (343,288)

    Decrease in deferred income taxes                                    137,000
                                                                      -----------
    Balance, at end of year                                           $  626,458
                                                                      ===========


                           See accountants' report.

                        ZISKIN ASSET MANAGEMENT, INC.
                           Notes to Balance Sheet
                              December 31, 1996
                                 (Continued)


NOTE F - LITIGATION

On January 18, 1996, an action titled "Amanda Kahn and Kimberly Kahn, directly and derivatively on behalf of Z-Seven Fund, Inc. v. Ziskin Asset Management, Inc., Top Fund Management, Inc., Barry Ziskin (their sole shareholder), and Z-Seven Fund, Inc., a nominal defendant" was filed in the United States District Court in Arizona. The complaint alleges that the defendants improperly used funds of Z-Seven Fund, Inc., to promote separate activities of ZAM. The plaintiffs sought unspecified money damages. An answer was filed denying the validity of the allegations and the Company vigorously defended against the allegations. An arbitration proceeding was held as part of the litigation. The plaintiffs have since offered to dismiss the entire claim in exchange for a release of liability of any claim.




















                           See accountants' report.

                               Z-SEVEN FUND, INC.
                ANNUAL MEETING OF SHAREHOLDERS, DECEMBER 8, 1997

KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of Z-SEVEN FUND, INC. (the "Fund"), a Maryland corporation, does hereby constitute and appoint Carol F. Kahanek, the attorneys, and the proxies of the undersigned with full power of substitution and appointment, collectively and as individuals, for and in the name, place, and stead, of the undersigned to vote all of the undersigned's shares of said Fund at the Annual Meeting of such shareholders of said Fund to be held at the offices of KPMG Peat Marwick LLP, One Arizona Center, 400 E. Van Buren Street, Phoenix, Arizona on December 8, 1997, at 9:30 a.m. (Mountain Standard Time), and at any and all adjournments thereof.

                          (Continued on other side)

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

The Board of Directors recommends a vote for Items 1, 2 and 3.

1. Election of Directors:
    _                                     _
   |_|  FOR all nominees                 |_| WITHHOLD AUTHORITY
        (except as withheld in               to vote for all
        the space provided).                 nominees listed

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

Barry Ziskin, Thomas W. Lee, Jeffrey Shuster and Rochelle Ziskin

_________________________________________________________________

2. Approval of the selection KPMG Peat Marwick LLP as independent public accountants for the Fund.
    _           _               _
   |_|  FOR    |_|  AGAINST    |_| ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
    _           _               _
   |_|  FOR    |_|  AGAINST    |_| ABSTAIN

                                _
I PLAN TO ATTEND THE MEETING   |_|

Please sign exactly as appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

Dated______________________________________, 1997

--------------------------------------------------
Signature

--------------------------------------------------
Signature if held jointly